EXHIBIT 11

                       CONVERTIBLE SECURED PROMISSORY NOTE
                             AND SECURITY AGREEMENT

June 16, 2003                                                        $885,538.47
New York, New York

     FOR VALUE RECEIVED, Biovest International, Inc., a Delaware corporation with offices at 8500 Evergreen Blvd., Minneapolis MN 55433 and at 540 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 ("Obligor"), hereby promises to pay to Morrison Cohen Singer & Weinstein, LLP, a New York limited liability partnership, 750 Lexington Avenue, New York, NY 10022 ("Payee"), the principal amount of Eight Hundred Eighty-Five Thousand Five Hundred Thirty-Eight and 47/100 Dollars ($885,538.47) ("Principal"), together with any accrued but unpaid interest thereon calculated in accordance with provisions of this Convertible Secured Promissory Note and Security Agreement ("Note"). Accentia, Inc. hereby acknowledges and agrees to the terms of this Note.

     1. Payment of Interest. This Note shall accrue interest, commencing on the date hereof, at seven percent (7.00%) per annum. Except as provided below, interest shall be payable and shall be paid, after the date hereof, on each Payment Date (as defined below).

     2. Payment of Principal; Prepayment. The Obligor shall pay to Payee the following amounts of Principal under this Note, in each case together with accrued and unpaid interest on the then unpaid Principal, on each of the following dates (each, a "Payment Date"):

     (a)  $185,000 on the date hereof without any interest having accrued;

     (b)  $150,000 on September 10, 2003;

     (c)  $50,000 on June 10, 2004;

     (d)  $50,000 on June10, 2005; and

     (e)  $450,538.47 on June 10, 2006.

This Note maybe prepaid in whole or in part without premium or penalty at any time (except to the extent Payee has elected to convert this Note as provided for in Section 11 hereof) and from time to time at the option of the Obligor. After such payment in full of Principal, together with accrued and unpaid interest thereon, the Payee shall mark this Note "canceled" and return same to the Obligor after such payment is confirmed.

     3. Manner of Payment. All payments of Principal and interest to be made to the Payee shall be made in the lawful money of the United States of America and received by the Payee at Payee's address set forth above or subsequently furnished in writing to Obligor for that purpose on or before an applicable Payment Date. If any payment date falls on a Saturday, Sunday or public holiday or banking holiday in New York City, it shall be payable on the next succeeding business day.

     4. Default; Acceleration.

         (a) The happening of any one of the following specific events shall be deemed an "Default":

              (i) The commencement of a voluntary case or proceeding by the Obligor under any applicable bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent or the consent to the entry of a decree or order for relief by the Obligor in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Obligor, or the filing, by the Obligor, of a petition or answer or consent seeking reorganization or relief under applicable law, or the consent by the Obligor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Obligor or any substantial part of their respective property, or the making by the Obligor of an assignment for the benefit of creditors, or the admitting in writing by the of an inability to pay its debts generally as they become due, or the taking of corporate action by the Obligor in furtherance of any such action, or any receiver and manager shall otherwise be appointed in respect of the or any substantial part of their respective property pursuant to any contract, agreement or instrument to which the Obligor is a party;

              (ii) A court of competent jurisdiction shall enter (A) a decree or order for relief in respect of the Obligor in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Obligor under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the or of any substantial part of their respective property, or ordering the winding up or liquidation of the affairs of the Obligor, and any such decree or order for relief or any such other decree or order shall continue unstayed, undismissed, unvacated or undischarged and in effect for a period of thirty (30) consecutive days; and

              (iii) The failure by the Obligor to pay when due any amount hereunder, which failure shall not have been cured within two (2) days after such failure.

         (b) Upon the occurrence of any Default, the Payee may declare any and all obligations or liabilities of the Obligor to the Payee under this Note (including the unpaid Principal hereunder and the interest due thereon), immediately due and payable without presentment, demand, protest or notice of any kind and/or under applicable law; provided, however, that if an event specified in clause (i) or clause (ii) of Section 4(a) (each a "Bankruptcy Event") shall have occurred, this Note shall automatically and immediately become due and payable, and the Payee in each instance shall have the right to exercise its rights under this Note and as permitted by applicable law. Payee shall be entitled to interest on the unpaid Principal (and interest thereon) following any Bankruptcy Event.


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

     5. Security. In order to secure (i) the due and punctual payment of all monetary obligations hereunder of Obligor to Payee and any reasonable costs and expenses (including, but not limited to, all legal fees and expenses) of collection or enforcement of any such obligations and (ii) the due and punctual payment of any costs and expenses incurred in connection with the realization of the security of which this Note provides and any reasonable costs and expenses (including, but not limited to, all legal fees and expenses) incurred in connection with any proceedings to which this Note may give rise (collectively referred to herein as "Liabilities"), Obligor hereby transfers, assigns, grants, bestows, sells, conveys and pledges to Payee a first priority security interest in the Collateral (as hereinafter defined), which security interest shall remain in full force and effect until all of the Liabilities shall have been paid in full to Payee.

         For purposes of this Note, "Collateral" shall mean all of Obligor's right, title and interest in and to all of Obligor's personal property and intangible property (in each case, wherever located and whether now owned or hereafter made, developed or acquired by Obligor): (a) all equipment, computer hardware, machinery, furniture, fixtures, vehicles, trucks, cars, and tangible personal property of Obligor, and all accessions and attachments to or relating to any of the foregoing; (b) all books, records, computer software and other property relating to or referring to any of the foregoing; (c) all patents, trade secrets, know-how, trade names, trade styles, service marks, all other intellectual property rights, all rights associated with the foregoing, and goodwill; (d) all other property of the Obligor; (e) all guaranties or other agreements securing or relating to any of the items referred to in subparagraphs
(a)-(d) above, or acquired for the purpose of securing and enforcing any of such items; (f) all present and future accounts, contract rights, general intangibles, chattel paper, documents and instruments, as such terms are defined in the New York Uniform Commercial Code, including, without limitation, all accounts receivable and other receivables of any kind, and all obligations for the payment of money arising out of the sale of goods, rendition of services or the lease or license by Obligor of its property; and (g) all proceeds and products of any of the foregoing in whatever form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing and cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents.

         Obligor hereby grants Payee a power of attorney to prepare and file appropriate UCC-1 financing statements (as secured party) in appropriate jurisdictions to evidence and publish the liens created by this Note and to prepare, execute and complete any such documents and instruments as may be required for Payee to exercise its remedies under the New York Uniform Commercial Code and this Note with respect to the Collateral pledged hereby. The appointment of the Payee as the attorney-in-fact of the Obligor as aforesaid, being coupled with an interest, is irrevocable until all of the obligations of the Obligor hereunder have been fully paid and performed.

         Upon the occurrence of any Default, the Payee may: (1) prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral and shall (without limiting any of the provisions of this Note) have all the rights with respect thereto of a secured party under the New York Uniform Commercial Code, or (2) dispose of the Collateral by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places


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

(including the Payee's premises) as is commercially reasonable under the New York Uniform Commercial Code, and apply any proceeds to the obligations owing to it in whatever manner or order the Payee deems appropriate. The Payee may credit bid and purchase at any public sale. Any deficiency that exists after disposition of the Collateral provided above will be paid immediately by the Obligor. The Payee is hereby granted a license or other right to use, without charge, Obligor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, in completing production of, advertising for sale, and selling the Collateral and, in connection with the Payee's exercise of its rights under this Note, Obligor's rights under all licenses and all franchise agreements shall inure to the Payee's benefit. In the event of a Default, the entire right, title, and interest in and to the following patents will be assigned from Obligor to Payee: patent numbers 4,582,875; 4,889,812; 4,894,342; 5,656,421; 5,998,184; 5,416,022; 5,330,915; 5,541,105; 5,631,006; 4,804,628;
4,629,686;  4,650,766;  4,973,558;  5,202,254; and 6,001,585. Such assignment of these patents further includes assignment of any reissue patents, reexamination certificates, foreign counterpart patents, and any other intellectual-property rights based on these patents or on any patents that issue from applications that share a priority claim in whole or with these patents. Upon the indefeasible payment in full in cash of all payment obligations under this Note, the security interest created by this Note shall terminate; provided, however, that if for any reason the Payee is required to return any part of such payment to the Obligor (whether as a result of a court order, pursuant to a fraudulent conveyance statute or rule, in a bankruptcy proceeding or otherwise), then the security interest created by this Note shall retroactively remain in effect.

     6. Governing Law; Jurisdiction. This Note shall be governed by and construed in accordance with and enforced under the laws of the State of New York applicable to agreements to be made and to be performed entirely in that State; and this Note is intended to constitute a security agreement under
Article 9 of the New York Uniform Commercial Code, as amended. Each of the parties to this Note hereby consents to the exclusive jurisdiction of any state or federal court located within the County of New York, State of New York and irrevocably agrees that all actions or proceedings arising out of or relating to this Note shall be litigated in such courts. Each of the parties to this Note accepts for each of itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Note.

     7. Assignment. This Note is freely assignable by the Payee without the prior written consent of Obligor or Accentia. This Note is not assignable by Obligor without Payee's prior written consent (which may be withheld in Payee's sole discretion), and any purported assignment of this Note by Obligor (or assumption by a third party of Obligor's obligations hereunder) absent such consent shall be null and void and of no effect.

     8. Acknowledgement. The Principal evidences amounts due Payee for legal services previously rendered. Obligor and Accentia each acknowledges that Payee was not requested by Obligor to (and did not) participate in the negotiation of or the review of (a) the April 10, 2003 Investment Agreement between Accentia, Inc. and Obligor (b) any amendments thereto, or


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

(c) other than the escrow agreement among Payee, Obligor and Accentia, Inc. dated an even date herewith, the agreements, instruments and documents executed in connection with the closing thereof.

     9. Waivers. The Obligor, for itself and for any guarantors, sureties, endorsers and/or other person or persons now or hereafter liable hereon, if any, hereby waives demand or payment, presentment for payment, protest, notice or nonpayment of dishonor and any and all other notices and demands whatsoever, and any and all delays or lack of diligence in the collection hereof, and expressly consents and agrees to any and all extensions or postponements of the time of payment hereof from time to time at or after maturity and any other indulgence and waives all notice thereof. No delay or failure by the Payee in exercising any right, power, privilege or remedy hereunder shall affect such right, power, privilege or remedy or be deemed to be a waiver of the same or any part thereof; nor shall any single or partial exercise thereof or any failure to exercise the same in any instance preclude any further or future exercise thereof, or exercise of any other right, power, privilege or remedy, and the rights and privileges provided for hereunder are cumulative and not exclusive.

     10. Notices. All notices, requests, demands, consents and other communications hereunder ("Notices") shall be in writing, and if addressed to the Obligor shall be deemed to have been duly given on the date of delivery, if a business day and if either personally delivered or telefaxed, and on the next business day, if delivered by Federal Express or personally delivered or telefaxed on a day not a business day, or on the third day after mailing if given by mail. Such mailing shall be by certified or registered mail, return receipt requested. Such Notices shall be addressed to the Obligor at Obligor's address set forth above (fax number (763) 786-0915) or to such other address as the Obligor shall give Notice to the Payee as being the Obligor's address.

     11. Option to Convert To Equity;  Payment and  Collection  Responsibilities
(a) At any time for so long as Principal and/or any accrued and unpaid interest thereon remains outstanding, Payee may elect to convert the outstanding Principal due, including accrued and unpaid interest, into either:

         (a) Company Common Stock (as defined below) at the rate of $0.25 per share of Company Common Stock. The number of shares of Company Common Stock issuable upon conversion of this Note and the above conversion price shall be subject to adjustment as follows: In case the Obligor shall (A) pay a dividend in Company Common Stock or make a distribution in Company Common Stock, (B) subdivide its outstanding Company Common Stock, (C) combine its outstanding Company Common Stock into a smaller number of shares of Company Common Stock, or
(D) issue by reclassification of Company Common Stock other securities of the Obligor, then the conversion price and the number of shares of Company Common Stock issuable open conversion of this Note immediately prior thereto shall be proportionately adjusted so that the Payee shall be entitled to receive the kind and number of shares or other securities of the Obligor which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above had this Note been converted at the conversion price in effect immediately prior to the happening of such event or any record date


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

with respect thereto and where adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. For the purpose of this paragraph, the term "Company Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Obligor at the date of this Note, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value; AND/OR

         (b) Common Stock of Accentia, Inc., a Florida corporation ("Accentia") equal to the Principal and accrued and unpaid interest thereon being converted based upon eighty percent (80%) of the following Accentia Common Stock (as defined below) value: (A) if Accentia's Common Stock is publicly traded, the value of a share of Accentia Common Stock shall be an amount equal to the IPO offering price thereof, after discount or commission, as stated in the final prospectus for Accentia Common Stock or (B) if Accentia's Common Stock is not publicly trading, the value of a share of Accentia Common Stock shall be determined by appraisal by an independent nationally recognized valuation firm selected by the Board of Directors of Accentia and approved in writing by Payee. Such appraisal determination shall be set forth in reasonable detail in a written notice to Payee and, absent manifest error or fraud, shall be binding on Accentia, Payee and Obligor; provided, however, that the Payee shall have the right to object to such determination by providing written notice (the "Objection Notice") to Accentia within thirty (30) business days of Payee's receipt of such written notice of such determination. Provided Payee delivers the Objection Notice within such thirty (30) business day period, then, within a further period of ten (10) business days (the "Settlement Period"), Accentia and Payee and, if desired, their accountants will attempt to resolve in good faith any disputed items and reach a written agreement with respect thereto. Failing such resolution, the unresolved disputed items will be referred for final binding resolution to an independent nationally recognized firm of certified public accountants (the "Sole Arbiter") mutually acceptable to Accentia, on the one hand, and Payee, on the other hand. In the event that Accentia and Payee are unable to select the Sole Arbiter within five (5) business days following the end of the Settlement Period, then each of Accentia and Payee shall have an additional five (5) business days to select (and provide written notice of such selection to the other) an independent nationally recognized firm of certified public accountants. Each such firm shall be referred to, respectively, as the "First Arbiter" (selected by Accentia) and the "Second Arbiter" (selected by Payee). Within ten (10) business days following the selection of the First Arbiter and the Second Arbiter, the First Arbiter and the Second Arbiter shall select (and provide written notice to Accentia and Payee of such selection) a third independent nationally recognized firm of certified public accountants (the "Third Arbiter"). For purposes of this Agreement, the "Arbiter" shall mean
(1) the Sole Arbiter or (2) in the case that Accentia and Payee cannot agree upon the Sole Arbiter, the First Arbiter, Second Arbiter and Third Arbiter collectively; provided that if either Payee or Accentia fails to select the First Arbiter or the Second Arbiter, respectively, then the Sole Arbiter (and thus the "Arbiter") shall be deemed to be the First Arbiter in the case where Payee failed to make the selection and the Second Arbiter in the case where Accentia failed to make the selection. In the case where the Arbiter consists of a First Arbiter, Second Arbiter and Third Arbiter, the decision of a majority of the First Arbiter, Second Arbiter and Third Arbiter shall constitute the decision of the Arbiter hereunder. The fees and expenses of the Arbiter shall be


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

borne by the non-prevailing party. In making such determination (the "Arbiter's Determination"), the Arbiter shall determine only those items in dispute and may not assign a value to any disputed item greater than the greatest value for such sum claimed by either party or less than the lowest value for such item claimed by either party. The Arbiter's Determination shall be (I) in writing, (II) furnished to Accentia and Payee as soon as practicable after the items in dispute have been referred to the Arbiter (but in no event later than ten (10) business days after such referral), (III) made in accordance with generally accepted accounting principles consistently applied, and (IV) non-appealable. The number of shares Accentia Common Stock issuable open conversion of this Note shall be subject to adjustment as follows: In case Accentia shall (w) pay a dividend in Accentia Common Stock or make a distribution in Accentia Common Stock, (x) subdivide its outstanding Accentia Common Stock, (y) combine its outstanding Accentia Common Stock into a smaller number of shares of Accentia Common Stock, or (z) issue by reclassification of Accentia Common Stock other securities of Accentia, then the conversion price/ratio and the number of shares issuable open conversion of this Note immediately prior thereto shall be proportionately adjusted so that the Payee shall be entitled to receive the kind and number of shares or other securities of Accentia which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above had this Note been converted been exercised at the conversion price immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. For the purpose of this paragraph, the term "Accentia Common Stock" shall mean (xx) the class of stock designated as the Common Stock of Accentia at the date of this Note, or (yy) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

         (c) Such exercise shall be made by written Notice (accompanied with this Note), addressed to the Obligor at Biovest International, Inc., 8500 Evergreen Blvd., Minneapolis, MN 55433 with Notice to Accentia at its Executive Offices at 5310 Cypress Center Drive, Suite 101, Tampa, Florida 33609.

         (d) The Obligor agrees to pay all reasonable expenses and costs, including attorney fees and costs of collection, which may be incurred by Payee in connection with the enforcement of any of Payee's obligations hereunder or by representatives of the Payee with respect to any Bankruptcy Event with respect to the Obligor. Accentia agrees to use its best efforts to cause the payment in full of all monetary obligations due Payee under this Note and/or the satisfaction thereof by conversion into equity, as the case may be; and hereby guarantees Obligor's payment obligations under this Note. If Principal (or accrued and unpaid interest thereon) is not paid when due (whether by reason of default, acceleration or otherwise), or is in default, and if this Note is placed with an attorney for collection (including an attorney working at Payee's law firm), then the Obligor shall pay all costs of collection, including reasonable attorneys' fees and disbursements, which sum shall be added to the Principal due hereunder.


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

     12. Subordination. By Payee's's acceptance of this Note, Payee hereby agrees that the indebtedness evidenced by this Note (and the security interest granted and lien created hereby) shall be subordinated in right of payment to up to $5,000,000 aggregate principal amount of new or restructured indebtedness of the Obligor ("Senior Debt") to third parties (other than Accentia, Inc. and/or its affiliates) and accrued interest thereon as may be incurred from time to time after the date here if, and only if, such future indebtedness (and the lien and security interest supporting such indebtedness) is approved by the unanimous written consent of Payee, Dr. Christopher Kyriakides and Peter J. Pappas, Sr. Such terms of subordination shall be the terms reasonably requested by the lender(s) of such Senior Debt and, in connection therewith, Payee shall execute and deliver such subordination agreement and/or intercreditor agreement as may be reasonably requested by such lender(s) of Senior Debt. Any existing or future holder of Senior Debt shall be deemed a third party beneficiary of this provision and shall be permitted to rely on this provision and the agreement of the Payee to so subordinate its security interest to the lien with respect to Senior Debt and such holders shall have the right to enforce same in its own name.



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


     IN WITNESS WHEREOF, the undersigned have caused this Note to be duly executed by an authorized officer on the date first above written.


                                  BIOVEST INTERNATIONAL, INC.


                                  By:
                                     -------------------------------------------
                                        Name:       Christopher Kyriakides
                                        Title:


                                  By:
                                     -------------------------------------------
                                        Name:       Othon Mourkakos
                                        Title:


ACCEPTED AND AGREED:


MORRISON COHEN SINGER & WEINSTEIN, LLP, as Payee


By:
   --------------------------------
      Name:
      Title:


ACCENTIA, INC.


By:
   --------------------------------
      Name:
      Title:




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